UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None.

 Explanatory Note

EVO Transportation & Energy Services, Inc. (the “Company”) previously filed a Current Report on Form 8-K on September 20, 2019 and an amendment to Form 8-K on January 27, 2020 (together, the “Original Form 8-K”) reporting, among other things, its issuance of certain warrants (the “Antara Warrants”) to purchase shares of common stock of the Company (the “Warrant Shares”) to Antara Capital Master Fund LP, a Delaware limited partnership (“Antara Capital”), or its affiliates in connection with the Company’s entry into a $24.5 million financing agreement among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent.

The Original Form 8-K disclosed that the Antara Warrants consisted of warrants to purchase an aggregate of 4,240,000 Warrant Shares, including warrants to purchase up to 3,350,000 shares of the Company’s common stock at an exercise price of $0.01 per share exercisable for a period of five years from the date of issuance and warrants to purchase up to 890,000 shares of the Company’s common stock at an exercise price of $2.50 per share, subject to adjustment for certain distributions, stock splits, and issuances of common stock, exercisable for a period of ten years from the date of issuance (the “$2.50 Warrants”). The Original Form 8-K further disclosed that the $2.50 Warrants consisted of a warrant issued to Antara Capital to purchase 819,492 Warrant Shares pursuant to a Warrant Agreement dated September 16, 2019 (“Warrant 36”) and a warrant issued to Corbin ERISA Opportunity Fund Ltd, a fund managed by Antara Capital (“Corbin”), to purchase 70,508 Warrant Shares pursuant to a Warrant Agreement dated September 16, 2019 (“Warrant 38”).

Subsequent to filing the Original Form 8-K, the Company discovered that Warrants 36 and 38 contained miscalculations with respect to the Warrant Shares issuable thereunder and corrected Warrants 36 and 38 to provide for the purchase of up to 943,797 Warrant Shares and 81,203 Warrant Shares, respectively. As a result, the aggregate number of Warrant Shares underlying the Antara Warrants is 4,375,000. The Company filed copies of Warrant 36 and Warrant 38 containing the calculation errors described above as Exhibits 10.10 and 10.13, respectively, to the Original Form 8-K. The Company is filing this amendment solely for the purpose of correcting its prior disclosures regarding the number of Warrant Shares and filing corrected copies of Warrant 36 and Warrant 38 as Exhibits 10.10 and 10.13, respectively, to this Amendment No. 2 to Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description.
10.10	Warrant, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP
10.13	Warrant, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Corbin ERISA Opportunity Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer

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